February 7, 2000



U.S. Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.
20549


Gentlemen:

RE: AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT
    ON FORM 10-SB OF NUPRO INNOVATIONS INC.

We have read the section titled "Changes in and Disagreements With Accountants" included in Amendment No. 1 to the Registration Statement on Form 10-SB of NuPro Innovations Inc. originally filed with the Securities and Exchange Commission on December 9, 1999, and are in agreement with the statements contained therein.

Yours very truly,


/s/ BDO Dunwoody LLP


CHARTERED ACCOUNTANTS

Per: Robert W. Babensee, C.A.
     Partner